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                                 EXHIBIT 16.1


   BDO Seidman, LLP                       233 North Michigan Avenue, Suite 2500
   Accountants and Consultants            Chicago, Illinois, 60601
                                          Telephone (312) 856-9100
                                          Fax (312) 856-1379


January 21, 2000


Mr. Jon Darmstadter
Chairman
The Children's Beverage Group, Inc.
237 Melvin Drive
Northbrook, Illinois  60062

Dear Mr. Darmstadter:

We recently re-evaluated our relationship with your company and concluded that you no longer meet our risk profile. Thus, this is to inform you that the client-auditor relationship between The Children's Beverage Group, Inc. and BDO Seidman, LLP has ceased.

You are required to file a Form 8-K with the Securities and Exchange Commission within five days regarding this matter.

Very truly yours,



BY:     /s/ BDO Seidman, LLP
        -----------------------------------
        BDO Seidman, LLP


cc:     Office of the Chief Accountant
        SECPS Letter File
        Securities and Exchange Commission
        Richard Hanik